Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Amendment No. 2 to Form SB-2 of our report dated February 26, 2007 relating to the financial statements of Uranium Energy Corp., and to the reference to our firm under the caption "Experts" in the related Prospectus of Uranium Energy Corp., for the registration of up to 5,400,000 shares of its common stock and 2,700,000 shares, underlying common stock purchase warrants.

"DMCL"

Dale Matheson Carr-Hilton LaBonte LLP
Chartered Accountants

Vancouver, Canada
May 11, 2007